May 5, 2017

PRESS RELEASE

Century Casinos, Inc. Announces First Quarter 2017 Results

Colorado Springs, Colorado – May 5, 2017 – Century Casinos, Inc. (NASDAQ Capital Market®: CNTY) today announced its financial results for the three months ended March 31, 2017.

First Quarter 2017 Highlights*

•	Net operating revenue was $36.4 million, an increase of 10% from the three months ended March 31, 2016.
•	Earnings from operations were $4.5 million, an increase of 10% from the three months ended March 31, 2016.
•	Net earnings attributable to Century Casinos, Inc. Shareholders were $2.2 million, a decrease of 5% from the three months ended March 31, 2016.
•	Adjusted EBITDA** was $6.7 million, an increase of 6% from the three months ended March 31, 2016.
•	Earnings per share were $0.09.
•	Book value per share*** at March 31, 2017 was $5.55.

In September 2016, the Company was selected as the successful applicant by Horse Racing Alberta to own, build and operate a horse racing facility in the Edmonton market area, which the Company will operate as Century Mile. Century Mile will be a one-mile horse racetrack and multi-level racing and entertainment center, which will include a gaming floor with slot machines as well as food and beverage outlets. The proposed location is on Edmonton International Airport land and close to the city of Leduc, just south of Edmonton and positioned off Queen Elizabeth II Highway. The Company estimates that the project will cost approximately CAD 50.0 million. The Company estimates that construction of this project will take approximately 15 months and that it will be completed by the fourth quarter of 2018 or the first quarter of 2019. In March 2017, the Company received approval for the Century Mile project from the Alberta Gaming and Liquor Commission. Commencement of construction of this project is subject to, among other things, the Company’s obtaining financing.

The Company has postponed the planned restoration and expansion of the historic Palace Hotel in Cripple Creek, Colorado.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

*** The Company defines book value per share as total Century Casinos, Inc. shareholders’ equity divided by outstanding common shares.

In October 2016, the Company’s subsidiary, Century Casino St. Albert Inc., acquired 100% of the issued and outstanding shares and related land of entities operating the Apex Casino in suburban Edmonton, Alberta, Canada. Century Casino St. Albert (“CSA”), formerly Apex Casino, is a 34,500 square foot casino facility located on approximately six acres of land that includes 381 slot machines, 12 video lottery terminals, 7 live table games, a restaurant, a bar, a lounge and a banquet facility that can accommodate up to 175 guests. CSA contributed a total of $2.0 million in net operating revenue and $0.1 million in net earnings during the three months ended March 31, 2017.

Under an amended concession agreement with TUI Cruises, the Company plans to operate the ship-based casino onboard Mein Schiff 6, a new 2,500 passenger cruise ship that is expected to begin operations in the second quarter of 2017.

The consolidated results for the three months ended March 31, 2017 and 2016 are as follows:

	For the three months
Amounts in thousands, except per share data	ended March 31,
Consolidated Results:	2017	2016	% Change
Net Operating Revenue	$36,398	$33,227	10%
Earnings from Operations	4,490	4,082	10%
Net Earnings Attributable to Century Casinos, Inc. Shareholders	$2,159	$2,281	(5%)

Adjusted EBITDA**	$6,711	$6,308	6%

Earnings Per Share:
Basic	$0.09	$0.09	0%
Diluted	$0.09	$0.09	0%

“Overall, we are quite pleased with the results of the first quarter, taking into account a pretty unfavorable New Year’s holiday calendar as well as severe inclement weather in Colorado compared to last year,” Erwin Haitzmann and Peter Hoetzinger, Co-Chief Executive Officers of Century Casinos, said. “We are very excited about having received regulatory approvals for our racetrack and casino project in Edmonton, Canada,” they continued.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

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Reportable Segment  Results*

The table below shows the Company’s operating segments that are included in each of the Company’s reportable segments as of March 31, 2017:

Reportable Segment	Operating Segment
Canada	Century Casino & Hotel - Edmonton
Canada	Century Casino St. Albert
Canada	Century Casino Calgary
Canada	Century Downs Racetrack and Casino
Canada	Century Bets!
United States	Century Casino & Hotel – Central City
United States	Century Casino & Hotel – Cripple Creek
Poland	Casinos Poland
Corporate and Other	Cruise Ships & Other
Corporate and Other	Corporate Other

The Company’s net operating revenue increased by $3.2 million, or 10%, for the three months ended March 31, 2017,  compared to the three months ended March 31, 2016.  Following is a summary of the changes in net operating revenue by reportable segment for the three months ended March 31, 2017,  compared to the three months ended March 31, 2016:

	Net Operating Revenue
	For the three months
	ended March 31,
Amounts in thousands	2017	2016	$ Change	% Change
Canada	$13,160	$12,995	$165	1%
United States	7,500	7,080	420	6%
Poland	14,546	12,264	2,282	19%
Corporate and Other	1,192	888	304	34%
Consolidated	$36,398	$33,227	$3,171	10%

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

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The Company’s earnings from operations increased by $0.4 million, or 10%, for the three months ended March 31, 2017,  compared to the three months ended March 31, 2016.   Following is a summary of the changes in earnings from operations by reportable segment for the three months ended March 31, 2017,  compared to the three months ended March 31, 2016:

	Earnings from Operations
	For the three months
	ended March 31,
Amounts in thousands	2017	2016	$ Change	% Change
Canada	$3,047	$3,516	$(469)	(13%)
United States	1,158	876	282	32%
Poland	1,806	1,080	726	67%
Corporate and Other	(1,521)	(1,390)	(131)	(9%)
Consolidated	$4,490	$4,082	$408	10%

Net earnings (loss) attributable to Century Casinos, Inc. shareholders decreased by ($0.1) million, or (5%), for the three months ended March 31, 2017,  compared to the three months ended March 31, 2016.  Following is a summary of the changes in net earnings (loss) attributable to Century Casinos, Inc. shareholders by reportable segment for the three months ended March 31, 2017,  compared to the three months ended March 31, 2016:

	Net Earnings (Loss)
	Attributable to Century
	Casinos, Inc. Shareholders
	For the three months
	ended March 31,
Amounts in thousands	2017	2016	$ Change	% Change
Canada	$1,470	$2,035	$(565)	(28%)
United States	716	543	173	32%
Poland	1,081	666	415	62%
Corporate and Other	(1,108)	(963)	(145)	(15%)
Consolidated	$2,159	$2,281	$(122)	(5%)

Items deducted from or added to earnings from operations to arrive at net earnings (loss) attributable to Century Casinos, Inc. shareholders include interest income, interest expense, gains (losses) on foreign currency transactions and other, income tax expense and non-controlling interests.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

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The Company’s Adjusted EBITDA** increased by $0.4 million, or 6%, for the three months ended March 31, 2017 compared to the three months ended March 31, 2016. Following is a summary of the changes in Adjusted EBITDA** by reportable segment for the three months ended March 31, 2017 compared to the three months ended March 31, 2016:

	Adjusted EBITDA**
	For the three months
	ended March 31,
Amounts in thousands	2017	2016	$ Change	% Change
Canada	$3,882	$4,215	$(333)	(8%)
United States	1,768	1,504	264	18%
Poland	2,378	1,704	674	40%
Corporate and Other	(1,317)	(1,115)	(202)	(18%)
Consolidated	$6,711	$6,308	$403	6%

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

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Balance Sheet and Liquidity

As of March 31, 2017, the Company had $39.7 million in cash and cash equivalents and  $54.6 million in outstanding debt on its balance sheet compared to $38.8 million in cash and cash equivalents and $55.6 million in outstanding debt at December 31, 2016.  The $54.6 million in outstanding debt as of March 31, 2017 includes $39.4 million related to the Company’s Bank of Montreal credit agreement, $0.7 million related to capital leases for Century Resorts Alberta,  Century Casino Calgary, CSA and Century Downs Racetrack and Casino (“CDR”),  $14.6 million related to a long-term land lease for CDR and $0.2 million related to Casinos Poland, Ltd., net of $0.3 million in deferred financing costs.

Conference Call Information

Today the Company will post a copy of its quarterly report on Form 10-Q filed with the SEC for the three months ended March 31, 2017 on its website at http://corporate.cnty.com/investor-relations/sec-filings. The Company will also post a presentation on the first quarter results on its website at http://corporate.cnty.com/investor-relations/presentations-and-interviews.

Century Casinos will host its first quarter 2017 earnings conference call today at 8:00 am MDT; 4:00 pm CEST, respectively. U.S. domestic participants should dial 1-844-244-9160. For all international participants, please use 330-931-4670 to dial-in. Participants may listen to the call live at https://centurycasinos.adobeconnect.com/earningsrelease or obtain a recording of the call on the Company’s website until May 31, 2017 at http://corporate.cnty.com/investor-relations/sec-filings.

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(continued)

CENTURY CASINOS, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION – US GAAP BASIS

Condensed Consolidated Statements of Earnings

	For the three months
	ended March 31,
Amounts in thousands, except for per share information	2017	2016
Operating revenue:
Net operating revenue	$36,398	$33,227
Operating costs and expenses:
Total operating costs and expenses	31,908	29,145
Earnings from operations	4,490	4,082
Non-operating income (expense), net	(698)	(563)
Earnings before income taxes	3,792	3,519
Income tax provision	(995)	(779)
Net earnings	2,797	2,740
Net earnings attributable to non-controlling interest	(638)	(459)
Net earnings attributable to Century Casinos, Inc. shareholders	$2,159	$2,281

Earnings per share attributable to Century Casinos, Inc.:
Basic	$0.09	$0.09
Diluted	$0.09	$0.09

Weighted average common shares
Basic	24,455	24,436
Diluted	24,856	24,662

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CENTURY CASINOS, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION – US GAAP BASIS

Condensed Consolidated Balance Sheets
(Amounts in thousands)
	March 31,	December 31,
	2017	2016
Assets
Current assets	$44,901	$45,948
Property and equipment, net	141,327	140,763
Other assets	31,845	31,127
Total assets	$218,073	$217,838

Liabilities and Equity
Current liabilities	$25,237	$28,608
Non-current liabilities	49,818	50,646
Century Casinos, Inc. shareholders' equity	135,666	132,196
Non-controlling interest	7,352	6,388
Total liabilities and equity	$218,073	$217,838

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

The Company erroneously recognized a reduction in pari-mutuel revenue totaling $0.7 million in its statement of earnings for the three months ended March 31, 2016. This error also affected the Company’s income tax provision, net earnings attributable to non-controlling interests and consolidated statement of cash flows for the three months ended March 31, 2016.

The prior period amounts within the Company’s consolidated financial statements have been revised to reflect the correct balances in the Company’s Quarterly Report on Form 10-Q filed today. Information in this release also reflects these changes. The information below presents the impact of these corrections on the Company’s 2016  consolidated statement of earnings as previously reported in the Company’s consolidated financial statements.

Condensed Consolidated Statement of Earnings for the three months ended March 31, 2016:
Amounts in thousands, except for per share information	As Previously Reported	Correction	As Corrected
Operating Revenue:
Other	$3,040	$697	$3,737
Gross revenue	34,536	697	35,233
Net operating revenue	32,530	697	33,227
Earnings from operations	3,385	697	4,082
Earnings before income taxes	2,822	697	3,519
Income tax expense	(598)	(181)	(779)
Net earnings	2,224	516	2,740
Net earnings attributable to non-controlling interests	(330)	(129)	(459)
Net earnings attributable to Century Casinos, Inc. shareholders	1,894	387	2,281

Earnings per share attributable to Century Casinos, Inc. shareholders:
Basic and Diluted	$0.08	$0.01	$0.09

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Constant Currency Results* (unaudited)

(Amounts in thousands)

	For the three months
	ended March 31,
	2017	2016	% Change
Net operating revenue as reported (GAAP)	$36,398	$33,227	10%
Foreign currency impact vs. 2016	(116)
Net operating revenue constant currency (non-GAAP)*	$36,282	$33,227	9%

Earnings from operations (GAAP)	$4,490	$4,082	10%
Foreign currency impact vs. 2016	(72)
Earnings from operations (non-GAAP)*	$4,418	$4,082	8%

Net earnings (loss) attributable to Century Casinos, Inc. shareholders as reported (GAAP)	$2,159	$2,281	(5%)
Foreign currency impact vs. 2016	(79)
Net earnings (loss) attributable to Century Casinos, Inc. shareholders constant currency (non-GAAP)*	$2,080	$2,281	(9%)

Adjusted EBITDA (non-GAAP)**	$6,711	$6,308	6%
Foreign currency impact vs. 2016	(89)
Adjusted EBITDA constant currency (non-GAAP)*	$6,622	$6,308	5%

Adjusted EBITDA Margins *** (unaudited)

	For the three months
	ended March 31,
	2017	2016
Canada	29%	32%
United States	24%	21%
Poland	16%	14%
Corporate and Other	(110%)	(126%)
Consolidated Adjusted EBITDA Margin	18%	19%

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDA ** to Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders by Segment

	For the Three Months Ended March 31, 2017
Amounts in thousands	Canada	United States	Poland	Corporate and Other	Total
Net earnings (loss)	$1,470	$716	$1,081	$(1,108)	$2,159
Interest expense (income), net	917	0	(12)	(4)	901
Income taxes (benefit)	547	442	414	(408)	995
Depreciation and amortization	805	610	572	98	2,085
Non-controlling interest	96	0	542	0	638
Non-cash stock-based compensation	0	0	0	103	103
Loss (gain) on foreign currency transactions and cost recovery income	17	0	(219)	(1)	(203)
Loss on disposition of fixed assets	2	0	0	3	5
Acquisition costs	28	0	0	0	28
Adjusted EBITDA	$3,882	$1,768	$2,378	$(1,317)	$6,711

	For the Three Months Ended March 31, 2016
Amounts in thousands	Canada	United States	Poland	Corporate and Other	Total
Net earnings (loss)	$2,035	$543	$666	$(963)	$2,281
Interest expense (income), net	749	0	15	(3)	761
Income taxes (benefit)	625	333	267	(446)	779
Depreciation and amortization	697	626	602	85	2,010
Non-controlling interest	127	0	332	0	459
Non-cash stock-based compensation	0	0	0	190	190
(Gain) loss on foreign currency transactions and cost recovery income	(20)	0	(200)	22	(198)
Loss on disposition of fixed assets	2	2	22	0	26
Adjusted EBITDA	$4,215	$1,504	$1,704	$(1,115)	$6,308

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

*  The impact of foreign exchange rates is highly variable and difficult to predict.  The Company uses a Constant Currency basis to show the impact from foreign exchange rates on current period revenue compared to prior period revenue using the prior period’s foreign exchange rates. In order to properly understand the underlying business trends and performance of the Company’s ongoing operations, management believes that investors may find it useful to consider the impact of excluding changes in foreign exchange rates from the Company’s net operating revenue,  earnings from operations, net earnings (loss) attributable to Century Casinos, Inc. shareholders and Adjusted EBITDA. Constant currency results are calculated by dividing the current quarter or year to date local currency segment results by the prior year’s average exchange rate for the quarter or year and comparing them to actual U.S. dollar results for the prior quarter or year. The prior year’s average exchange rate is reported in Item 1 of the Company’s Quarterly Report on Form 10-Q.

**  The Company defines Adjusted EBITDA as net earnings (loss) attributable to Century Casinos, Inc. shareholders before interest expense (income), net, income taxes (benefit), depreciation, amortization, non-controlling interest  (earnings) losses and transactions,  pre-opening expenses, acquisition costs, non-cash stock-based compensation charges, asset impairment costs, (gain) loss on disposition of fixed assets, discontinued operations, (gain) loss on foreign currency transactions and other, gain on business combination and certain other one-time items, such as acquisition costs. Intercompany transactions consisting primarily of management and royalty fees and interest, along with their related tax effects, are excluded from the presentation of net earnings (loss) and Adjusted EBITDA reported for each segment. Not all of the aforementioned items occur in each reporting period, but have been included in the definition based on historical activity. These adjustments have no effect on the consolidated results as reported under accounting principles generally accepted in the United States of America (“US GAAP”). Adjusted EBITDA is not considered a measure of performance recognized under US GAAP. Management believes that Adjusted EBITDA is a valuable measure of the relative performance of the Company and its properties. The gaming industry commonly uses Adjusted EBITDA as a method of arriving at the economic value of a casino operation. Management uses Adjusted EBITDA to compare the relative operating performance of separate operating units by eliminating the above mentioned items associated with the varying levels of capital expenditures for infrastructure required to generate revenue and the often high cost of acquiring existing operations. Adjusted EBITDA is used by the Company’s lending institution to gauge operating performance. The Company’s computation of Adjusted EBITDA may be different from, and therefore may not be comparable to, similar measures used by other companies within the gaming industry. Please see the reconciliation of Adjusted EBITDA to net earnings (loss) attributable to Century Casinos, Inc. shareholders above.

*** The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by net operating revenue. Adjusted EBITDA margin is a non-GAAP measure. Management uses this margin as one of several measures to evaluate the efficiency of the Company’s casino operations.

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

About Century Casinos, Inc.:

Century Casinos, Inc. is an international casino entertainment company that operates worldwide. The Company owns and operates Century Casino & Hotels in Cripple Creek and Central City, Colorado, and in Edmonton, Alberta, Canada and the Century Casino in Calgary and in St. Albert, Alberta, Canada. Through its Austrian subsidiary, Century Casinos Europe GmbH (“CCE”), the Company holds a 66.6% ownership interest in Casinos Poland Ltd., the owner and operator of eight casinos in Poland. The Company, through CCE, also holds a 75% ownership interest in both  Century Downs Racetrack and Casino, which began operations in the north metropolitan area of Calgary, Alberta, Canada in April 2015, and  Century Bets! Inc., which began operating the pari-mutuel off-track horse betting network in southern Alberta, Canada in May 2015. The Company operates 13 ship-based casinos with four cruise ship owners. The Company manages the operations of the casino at the Hilton Aruba Caribbean Resort and Casino. The Company, through CCE, also owns a 7.5% interest in, and provides consulting services to, Mendoza Central Entretenimientos S.A., a company that provides gaming-related services to Casino de Mendoza in Mendoza, Argentina.  The Company continues to pursue other international projects in various stages of development.

Century Casinos’ common stock trades on The NASDAQ Capital Market® under the symbol CNTY.

For more information about Century Casinos, visit our website at www.cnty.com.

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

This release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements include, but are not limited to, statements regarding future results of operations, operating efficiencies, synergies and operational performance, the prospects for and timing and costs of new projects, projects in development and other opportunities, including the Century Mile project, debt repayment, investments in joint ventures, outcomes of legal proceedings and plans for our casinos and our Company. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in the section entitled “Risk Factors” under Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2016. Century Casinos disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

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